SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 30, 2004

PAVILION BANCORP, INC.
(Exact name of registrant as
specified in its charter)

Michigan	000-22461	38-3088340
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification no.)
incorporation)

135 East Maumee Street
Adrian, Michigan	49221
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number,
including area code: (517) 265-5144

Item 7.    Financial Statements and Exhibits.

                Exhibit

                99.1 Report to Shareholders dated April 30, 2004.

Item 12.    Results of Operations.

                On April 30, 2004, Pavilion Bancorp, Inc. sent a first quarter report to their shareholders. A copy of that report is attached as Exhibit 99.1.

                The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 3, 2004	PAVILION BANCORP, INC.
(Registrant)

By: /s/ Loren V. Happel
Loren V. Happel
Chief Financial Officer

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EXHIBIT INDEX

99.1    Report to Shareholders dated April 30, 2004.

4

EXHIBIT 99.1

President’s Message

To Our Shareholders:

As predicted last October, income for the first three months of 2004 was challenged by a decline in mortgage refinancing. We ended the quarter with net income of $758,818 as compared to $855,758 at the end of the same quarter in 2003, an 11 percent decrease. Although expenses remained well-controlled, and in fact declined by 5 percent, it was not enough to offset the 47 percent decline in sold mortgage loan income.

The future, however, remains bright. Mortgage activity is increasing again and many other exciting initiatives are being put into place and will be unveiled in the upcoming months. Excitement and confidence within the organization are at an all-time high.

Confidence in the future was also reinforced by the Board in recent actions. Shareholders received a 5 percent stock dividend at the end of January. And, the 24 cent per share cash dividend enclosed with this statement is a 1 cent, or 4.3 percent increase. That increase, when combined with the stock dividend, represents an increase in our dividend payout of more than 9.5 percent over last year.

On behalf of the Board of Directors, Management, and Staff, we thank you for your continued support. We remain committed to being a company in which you are proud to invest and in which you are pleased with the return on your investment. And, if you would like to increase that investment, you may wish to consider enrolling in our new dividend reinvestment plan. Remember to visit our website at www.pavilionbancorp.com any time for current financial information.

/s/ Douglas L. Kapnick
Douglas L. Kapnick
Chairman of the Board and
President and Chief Executive Officer

This letter contains certain forward-looking statements that involve risks and uncertainties. When used in this letter, the words “believe,” “expect,” or “anticipate,” and similar expressions identify forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including but not limited to, economic, competitive, governmental, and technological factors affecting the company’s operations, markets, products, services, interest rates, and fees for services. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this letter.

Pavilion Bancorp, Inc.

DIRECTORS:
Pavilion Bancorp, Inc.

Allan F. Brittain
Chairman of the Board
Bank of Lenawee

Fred R. Duncan
Retired

Edward J. Engle, Jr.
President
Rima Manufacturing Company

William R. Gentner
President
Gentner, Inc.

Douglas L. Kapnick
President
Kapnick and Company, Inc.

Dennis E. Pearsall
President and
Chief Executive Officer
RE/MAX Community Associates

Emory M. Schmidt
Vice President
Brazeway, Inc.

Terence R. Sheehan
Vice President and
Chief Financial Officer
Brazeway, Inc.

J. David Stutzman
General Manager
Raymond and Stutzman LLC

OFFICERS:
Pavilion Bancorp, Inc.

Douglas L. Kapnick
Chairman of the Board
President and Chief Executive Officer

Richard J. DeVries
Vice President

Loren V. Happel
Chief Financial Officer

Pamela S. Fisher
Corporate Secretary

135 East Maumee Street
Adrian, MI 49221

(517) 265-5144 or (800) 508-8346

www.pavilionbancorp.com
www.bankoflenawee.com
www.bankofwashtenaw.com

CONSOLIDATED BALANCE SHEET	(Unaudited)

	March
	2004	2003
Assets
Cash and due from banks	$11,634,950	$9,783,512
Federal funds sold	-	1,900,000
Commercial Paper	-	-

Total cash and cash equivalents	$11,634,950	$11,683,512

Market value of securities available for sale	34,026,254	28,062,287

Total loans	271,103,083	239,956,302
Loans held for sale	2,137,545	5,054,150
Deferred loan origination
(fees) costs, net	(39,760)	(19,937)
Allowance for loan losses	(3,032,408)	(2,704,743)

Net loans	270,168,460	242,285,772

Premises and equipment, net	6,023,461	6,166,824
Accrued interest receivable	1,965,602	2,032,491
Other assets	3,753,144	3,910,738

Total assets	$327,571,871	$294,141,624

Liabilities and Shareholders' Equity
Liabilities
Deposits:
Noninterest - bearing	53,222,959	54,443,780
Interest - bearing	220,727,772	195,217,276

Total deposits	273,950,731	249,661,056
Other borrowings	20,054,051	11,930,717
Accrued interest payable	442,513	492,050
Other liabilities	2,239,730	2,197,646

Total liabilities	296,687,025	264,281,469

Shareholders' equity
Common stock and paid-in capital, No par value:
3,000,000 shares authorized; shares issued and
outstanding 845,420 - 2004; 822,880 - 2003	16,515,515	13,390,498
Retained earnings	14,019,932	15,926,965
Unrealized gain (loss) on securities available for sale	349,399	542,692

Total shareholders' equity	30,884,846	29,860,155

Total liabilities and
shareholders' equity	$327,571,871	$294,141,624

CONSOLIDATED STATEMENT OF INCOME	(Unaudited)

	Three Months Ending March 31,
	2004	2003
Interest Income
Loans, including fees	$4,429,041	$4,330,876
Securities	226,301	283,239
Federal funds sold and other	13,841	18,338

Total interest income	4,669,183	4,632,453
Interest Expense
Deposits	912,651	1,058,945
Borrowed funds	172,364	123,448

Total interest expense	1,085,015	1,182,393

Net Interest Income	3,584,168	3,450,060
Provision for loan losses	64,000	140,000

Net Interest Income After
Provision For Loan Losses	3,520,168	3,310,060

Noninterest income
Service charges on deposit accounts	388,702	381,439
Gains on sales of loans	614,427	1,154,673
Other	5,610	6,512

Total other income	1,008,739	1,542,624

Noninterest expense
Salaries and employee benefits	1,932,018	2,115,066
Premises and equipment	574,182	561,620
Other	934,844	931,183

Total other expenses	3,441,044	3,607,869

Income Before Income Taxes	1,087,863	1,244,815
Federal income tax expense	329,045	389,057

Net Income	$758,818	$855,758

Earnings per common share:	$0.90	$1.04